Exhibit 10.1

FOURTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Fourth Amendment to Second Amended and Restated Loan Agreement (this “Amendment”) is dated June 29, 2016, by and among: (i) RTI Surgical, Inc., a Delaware corporation formerly known as RTI Biologics, Inc. (“Borrower”); (ii) TD Bank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”); and (iii) each of the Lenders from time to time party to the Loan Agreement.

Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in that ce1iain Second Amended and Restated Loan Agreement, dated July 16, 2013, by and among Borrower, the Administrative Agent and the Lenders, as amended by: (i) that certain First Amendment to Second Amended and Restated Loan Agreement, dated December 30, 2013; (ii) that ce1iain Second Amendment to Second Amended and Restated Loan Agreement, dated October 15, 2014; and (iii) that certain Third Amendment to Second Amended and Restated Loan Agreement, dated June 29, 2015 (collectively, the “Loan Agreement”).

Borrower, the Administrative Agent and the Lenders are party to the Loan Agreement pursuant to which the Lenders have extended credit to Borrower on the terms set forth in the Loan Agreement.

Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement to: (i) increase the Maximum Revolving Credit Amount from Thirty Million and 00/100 Dollars ($30,000,000.00) to Forty Five Million and 00/100 Dollars ($45,000,000.00); and (ii) make certain corresponding amendments.

Borrower, the Administrative Agent and the Lenders are willing to make such amendments to the Loan Agreement on the terms and conditions set forth in this Amendment.

Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

AMENDMENTS TO LOAN AGREEMENT

1.1 Amendment of Section 1.l(jjjj), Definition of Maximum Revolving Credit Amount. Section 1.l(jjjj) of the Loan Agreement is deleted in its entirety and the following new Section 1.l(jjjj) is substituted in its place:

(jjjj) “Maximum Revolving Credit Amount” means the sum of Forty Five Million and 00/100 Dollars ($45,000,000.00).

1.2 Amendment of Section 2.9, Unused Revolving Credit Fee. Section 2.9 of the Loan Agreement is deleted in its entirety and the following new Section 2.9 is substituted in its place:

2.9 Unused Revolving Credit Fee. Borrower shall pay to Lender a quarterly fee in arrears based upon the unused portion of the Revolving Credit.

(a) For purposes of this Agreement, “Unused Revolving Credit” means an amount equal to: (i) the Maximum Revolving Credit Amount (i.e., Forty Five Million and 00/100 Dollars ($45,000,000.00); minus (ii) the average daily outstanding principal balance of the Revolving Credit for the immediately preceding Quarter.

(b) The “Unused Revolving Credit Fee” shall be an amount equal to the Unused Revolving Credit for such immediately preceding Quarter multiplied by the Applicable Basis Points. For purposes of this Agreement, the “Applicable Basis Points” are determined based on Borrower’s financial performance under the Leverage Ratio as follows:

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Leverage Ratio	Applicable Basis Points per annum
Less than lx	15 basis points
Equal to or greater than lx but less than 1.5x	20 basis points
Equal to or greater than 1.5x but less than 2x	25 basis points
Equal to or greater than 2x	30 basis points

(c) Changes in the Applicable Basis Points resulting from changes in the Leverage Ratio shall become effective on the date that is three (3) Business Days after the date on which financial statements are delivered to the Administrative Agent pursuant to Section 5.14 and shall remain in effect until the next change to be effected pursuant to this Section 2.9(c).

1.3 Amendment of Exhibit A, Lenders, to Loan Agreement. Exhibit A to the Loan Agreement is deleted in its entirety and the Exhibit A to this Amendment is substituted in its place as Exhibit A to the Loan Agreement.

1.4 Amended and Restated Revolving Credit Notes. On the Amendment Date, Borrower shall execute and deliver one or more amended and restated promissory notes to Lenders for the Maximum Revolving Credit Amount (“Amended and Restated Revolving Credit Note(s)”). The Amended and Restated Revolving Credit Notes will amend and restate in their entirety the Revolving Credit Notes in effect immediately prior to the Amendment Date. The Amended and Restated Revolving Credit Notes shall be treated as the Revolving Credit Notes for all purposes under the Loan Agreement. Any reference in the Loan Agreement to the Revolving Credit Notes shall be deemed a reference to the Amended and Restated Credit Notes. The Amended and Restated Revolving Credit Notes shall be in form and substance satisfactory to Administrative Agent and Lenders.

SECTION 2

CONDITIONS TO EFFECTIVENESS OF AMENDMENT

2.1 Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Date”) when each of the following conditions is met (all instruments, documents and agreements to be in form and substance satisfactory to Administrative Agent and Lenders):

(a) Receipt by the Administrative Agent of this Amendment duly and properly authorized, executed and delivered by each of the respective patties to this Amendment.

(b) Receipt by the Administrative Agent of the Amended and Restated Promissory Notes.

(c) Receipt by the Administrative Agent of certified copies of (i) resolutions of Borrower’s board of directors authorizing the execution, delivery and performance of this Amendment and (ii) Borrower’s ce1tificate of incorporation and by-laws.

(d) Receipt by the Administrative Agent of an incumbency certificate for Borrower identifying all Authorized Officers, with specimen signatures.

(e) Receipt of a certification by an officer of Borrower that, after giving effect to this Amendment, there has not occurred any Post-Closing Material Adverse Effect.

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(f) Receipt of the Lien searches.

(g) Payment by Borrower of the Amendment and Increase Fee.

(h) Payment by Borrower of all of the Administrative Agent’s reasonable legal fees and expenses incurred in connection with the preparation and negotiation of this Amendment.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. Borrower’ represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The making and performance of this Amendment will not violate any Requirement of Law, or the charter, minutes or bylaw provisions of Borrower, or violate or result in a default (immediately or with the passage of time) under any material contract, agreement or instrument to which Borrower is a party, or by which Borrower is bound. Borrower is not in violation of any term of any material agreement or instrument to which it is a party or by which it may be bound which violation has or could reasonably be expected to have a Material Adverse Effect, or of its chatter, minutes or bylaw provisions.

(b) Borrower has all requisite power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Amendment.

(c) This Amendment, when delivered, will be valid and binding upon Borrower, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d) The execution, delivery and performance by Borrower of this Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

(e) The representations and warranties contained in Section 4 of the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the Amendment Date as though made on and as of the Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse Effect. For purposes of this Section 3.1, the representations and warranties contained in Section 4.7 of the Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.14(a) of the Loan Agreement.

(f) After giving effect to this Amendment, no Default or Event of Default under the Loan Agreement has occurred and is continuing.

SECTION 4

MISCELLANEOUS

4.1 Amendment and Increase Fee. At Closing, Lenders shall have fully earned and Borrower shall unconditionally pay to Lenders, a non-refundable fee with respect to this Amendment (the “Amendment and Increase Fee”) of Fifty Two Thousand Five Hundred and 00/100 Dollars ($52,500.00).

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4.2 Ratification and Confirmation. Except as expressly amended by this Amendment, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

4.3 Governing Law. THIS AMENDMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

4.4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

4.5 Duplicate Originals. Two (2) or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

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WITNESS the due execution of this Fourth Amendment to Second Amended and Restated Loan Agreement as a document under seal as of the date first written above.

RTI SURGICAL, INC., as Borrower

By:	/s/ Robert P. Jordheim
Name:	Robert P. Jordheim
Title:	Executive Vice President/CFO

(Signature Page to Fourth Amendment to Second Amended and Restated Loan Agreement)

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TD BANK, N.A., as Administrative Agent

By:	/s/ Coley Jones
Name:	Coley Jones
Title:	Vice President, Middle Market Banking

TD BANK, N.A., as Lender

By:	/s/ Coley Jones
Name:	Coley Jones
Title:	Vice President, Middle Market Banking

REGIONS BANK, as Lender

By:	/s/ Ned Spitzer
Name:	Ned Spitzer
Title:	Managing Director

(Signature Page to Fourth Amendment to Second Amended and Restated Loan Agreement)

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EXHIBIT A

EXHIBIT A TO LOAN AGREEMENT

LENDERS

		Commitments and Applicable Percentages
Lender	Notice Address	Term Loan		Revolving Credit
		Amount	Percentage	Amount	Percentage
TD Bank, N.A.	9715 N. Gate Parkway Jacksonville, Florida 32246 Attention: Mike Nursey Telecopy No. 904-265-0295	$37,500,000.00	62.5%	$33,750,000.00	75.0%
	with copies to: Rogers Towers, P.A. 1301 Riverplace Blvd. Suite 1500 Jacksonville, Florida 32207 Attention: Timothy F. May Telecopy No. 904-396-0663
Regions Bank	One Nashville Place 150 4th Avenue North 10th Floor Nashville, Tennessee 37219 Attention: W. Brooks Hubbard Telecopy No.: (615) 748-8480	$22,500,000.00	37.5%	$11,250,000.00	25.0%

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